Exhibit 99.(15)(n)

CODE OF ETHICS

Including Statements of Policy on
Insider Trading and Personal Securities Trading

Effective January 2012

Systematic Financial Management, LP

300 Frank W. Burr Blvd.

Glenpointe East, 7th Floor

Teaneck, New Jersey 07666

201-928-1982

Letter from the MANAGEMENT COMMITTEE

Honesty, integrity and placing the interests of our clients first have been Systematic Financial Management’s (“Systematic’s”) long-standing hallmark and commitment.  One of our company’s most valuable assets is our reputation for acting with integrity, high ethical standards and fairness.  Maintaining this reputation is one of the values comprising the foundation of our company.

Systematic and its employees owe a fiduciary duty to our clients, which require each of us to place the interests of our clients ahead of our own interests.  A critical component of our fiduciary duty is to avoid potential conflicts of interest.  Accordingly, you must avoid activities, interests and relationships that might interfere with making decisions in the best interest of Systematic’s clients.  Please bear in mind a conflict of interest can arise even if there is no financial loss to our clients and regardless of the employee’s motivation.

Systematic’s Code of Ethics (the “Code”), in conjunction with Systematic’s Compliance Manual and Employee Handbook,  sets forth the rules, regulations and standards of conduct for Systematic’s employees.  The Code, Compliance Manual and Employee Handbook, as well as the policies embodied therein, are designed to help ensure we conduct our business consistent with these high standards and our values; and to preclude circumstances which may lead to or give the appearance of conflicts of interest, insider trading or unethical business conduct.  The Code prohibits certain activities and personal financial interests, and requires disclosure of personal investments and related business activities of all partners, officers and employees.  While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth Systematic’s policy regarding conduct in those situations in which conflicts are most likely to develop.  It also sets forth guidelines to govern the way we operate and to help us exercise the highest degree of honesty and integrity in our dealings with others.

This Code of Ethics bears the approval of the Company’s Partners and applies to all Systematic employees.  The Code also incorporates our managing partner, Affiliated Managers Group, Inc.’s (“AMG’s”) Insider Trading Policy and Procedures, which may be found in Exhibit A and are incorporated into this Code by reference hereto.

The excellent name of our firm continues to be a direct reflection of the conduct of each of us in everything we do.  Doing the right thing begins with basic honesty and integrity.  More than ever, it also depends on our good judgment and sensitivity to the way others see us and how they may interpret our actions.  Each of us is responsible for our company’s reputation.  I am confident you will join us in maintaining honesty and integrity in our business so our company always maintains the attributes of an industry leader and is a place where we are proud to work.

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Systematic Financial Management, L.P.
Code of Ethics

I.	General Principles and Standards of Business Conduct		1
	A.	Compliance with Laws, Rules and Regulations	2
	B.	Honest and Ethical Conduct and Avoidance of Improper Conflicts of Interest	2
II.	Definitions		3
III.	Statement of Policy on Insider Trading		6
	A.	General Statement of Policy	6
	B.	What is Insider Trading?	7
	C.	Penalties and Sanctions for Insider Trading	8
	D.	Procedures for Avoiding Insider Trading	9
	E.	Unauthorized Disclosure	10
	F.	AMG’s Insider Trading Policy and Procedures	10
IV.	Personal Securities Trading Policy		11
	A.	General Statement of Policy	11
	B.	Who Must Comply with the Personal Trading Policy?	11
	C.	Pre-Clearance Procedures	12
	D.	Personal Securities Transaction Pre-Clearance	13
	E.	Personal Securities Transactions	13
	F.	Personal Securities Trading Restrictions	14
	G.	Exceptions to the Personal Trading Policy	16
	H.	Reporting	17
	I.	Monitoring of Personal Securities Transactions	19
V.	Policies Related to Other Business Conduct		20
	A.	Confidentiality	20
	B.	Fair Dealing	21
	C.	Gifts and Business Entertainment	21
	D.	Political Contributions	22
	E.	Outside Investment Advisory Services	22
	F.	Transactions with Investment Advisory Clients	23
	G.	Receipt of Brokerage Discounts	23
	H.	Service on Boards and Other Outside Activities	23
	I.	Other Business Activities	24
	J.	Miscellaneous Provisions	25
VI.	Violations, Sanctions and Penalties		27
VII.	Receipt of Code and Compliance Certification		29
	Exhibit A Affiliated Managers Group, Inc. Insider Trading Policy and Procedures		30
	Exhibit B Examples of Beneficial Ownership		37
	Exhibit C Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements		38
	Exhibit D Personal Trading Pre-Clearance Request Form		39
	Exhibit E Initial Holdings Report		40
	Exhibit F Initial Compliance Certifications and Acknowledgements		41
	Exhibit G List of Affiliated Funds		42
	Exhibit H Quarterly Compliance Acknowledgement		46

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I.                                        General Principles and Standards of Business Conduct

Systematic Financial Management, L.P. (“Systematic” or the “Firm”) is committed to promoting integrity and maintaining the highest standard of ethical conduct in all of our activities.  Our business success is dependent on trusting relationships, which are built on this foundation of integrity.  Our reputation is founded on the personal integrity of Systematic’s Partners, officers and employees, and our dedication to:

•                  Honesty in communications, both within the Firm and with our suppliers and clients;

•                  Maintaining and protecting the Firm’s and our clients’ confidential information and trade secrets;

•                  Providing first-class quality service to our clients;

•                  Responsibility for our words and actions;

•                  Compassion in our relationships with our employees and the communities affected by our business;

•                  Fairness to our fellow employees, clients and suppliers through compliance with all applicable laws and regulations; and

•                  Respect for our fellow employees, clients and suppliers while showing willingness to solicit their opinions and value their feedback.

Furthermore, every Partner, officer and employee should also keep the following general fiduciary principles in mind in discharging his or her obligations under the Code.

Every Systematic Partner, officer and employee shall:

•                  At all times, place the interests of Investment Advisory Clients (see definition below in Section II) before his or her personal interests;

•                  Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility;

•                  Not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client;

•                  Maintain in strict confidence information concerning the identity of security holdings and financial circumstances of any and all Investment Advisory Clients;

•                  Acknowledge that independence in the investment decision-making process is paramount; and

•                  Promptly report any potential violations of this Code or any applicable law, rule or policy applicable to our business, or other potential wrongdoing, including “apparent” or “suspected” violations, promptly to the Chief Compliance Officer (“CCO”).

It is important that all Partners, officers and employees understand the general principles discussed in this section govern all conduct, whether or not the conduct is covered by more specific standards and procedures set forth herein.  While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Firm’s policy regarding conduct in those situations in which conflicts are most likely to develop.

Failure to comply with the Firm’s Code of Ethics may result in disciplinary action, including termination of employment.

A.                                    Compliance with Laws, Rules and Regulations

Systematic expects all Partners, officers and employees to comply with all laws, rules and regulations applicable to the Firm’s operations and business.  Partners, officers and employees should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action.  The Firm holds periodic information and training sessions to promote compliance with laws, rules and regulations, including insider trading laws.  Please consult the various guidelines and policies which the Firm has prepared in accordance with specific laws and regulations.

A good rule of thumb, if in doubt on a course of action, is “Always ask first, act later — if you are unsure of what to do in any situation, seek guidance before you act.”

As a registered investment adviser, Systematic is subject to regulation by the Securities and Exchange Commission (“SEC”), and compliance with federal, state and local laws.  Systematic insists on strict compliance with the spirit and the letter of these laws and regulations.

B.                                    Honest and Ethical Conduct and Avoidance of Improper Conflicts of Interest

Every Systematic Partner, officer and employee is required to act honestly and ethically.  This broad requirement includes acting in what he or she reasonably believes to be in the best interest of the Firm in connection with his or her duties, reporting material facts honestly to, and not misleading or concealing material facts from, the Firm’s Management Committee.  Each Partner, officer or employee should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual or apparent conflicts of interest.

A “conflict of interest” occurs when a Partner, officer or employee’s personal interest conflicts or interferes with the interests of the Firm, with his or her professional obligations to the Firm or with the interests of its Investment Advisory Clients.  A conflict situation can arise when a Partner, officer or employee pursues interests that prevent the individual from performing his or her duties for the Firm or an Investment Advisory Client objectively and effectively.  A conflict of interest would also arise if a Partner, officer, employee, or a member of their family, receives improper personal benefits as a result of his or her position with the Firm.  Any conflict or interest that arises in a specific situation or transaction must be disclosed by the individual and resolved before taking any action.

Conflicts of interest may not always be evident, and individuals should consult with senior levels of management or legal counsel if they are uncertain about any situation.  In no event, however, shall investment in any security made in accordance with the Firm’s Policy on Personal Securities Transactions be considered a conflict of interest with the Firm.

II.                             Definitions

Note:  Specific capitalized terms used within a definition below may be defined elsewhere within this Definitions section.

a.              “Access Person” shall mean any Partner, officer, general partner, principal, employee or Additional Advisory Person of the Firm.

b.              “Additional Advisory Person” shall mean any partner, officer or employee of any company in a Control relationship with the Firm who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the Firm or whose functions relate to making of any recommendations with respect to such purchases or sales, and any natural person in a Control relationship to the Firm who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security.  This term includes all employees other than Access Persons in Systematic’s home office and those employees who have access to security information in our regional office(s).  Going forward in this document, the term “Access Person” includes the definition of both “Access Person” and “Additional Advisory Person” as set forth in this Definitions section.

c.               “Adviser” shall mean Systematic Financial Management, L.P., a Delaware limited partnership.

d.              “Affiliated Mutual Fund” shall mean any fund managed or sub-advised by Systematic and/or any Affiliated Managers Group, Inc. (“AMG”) affiliate.  (See also definition of Reportable Fund.)

e.               “Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  Application of this definition is explained in more detail in the Appendix to the Code of Ethics hereto, but generally includes ownership by any Access Person or his or her Immediate Family who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary or voting interest in a security.  (See Exhibit B.)

f.                “Code” shall mean this Code of Ethics.

g.               A Security is being “considered for purchase or sale” when the Firm has undertaken a project to report on a specific Security, to prepare a draft or final report on such Security or if a recommendation has been made by any Portfolio Manager or member of the Investment Policy Committee with respect to a Security (and, with respect to Portfolio Managers and members of the Investment Policy Committee, if such person is considering making such a recommendation).

h.              “Control” shall have the same meaning as set forth in Section 2(a)(9) of the Investment Company Act of 1940. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

i.                  “Covered Person” shall mean any director, Partner, officer or employee of Systematic.

j.                 “Designated Officer” shall mean the Chief Compliance Officer of the Firm, who shall be responsible for management of the Firm’s program of compliance with the Code of Ethics. However, if the Designated Officer is required to obtain approval for any action or submit a report, he/she shall seek such approval from, or submit such report to, a person designated by the Chief Executive Officer of the Firm or, if no such person is designated, the Chief Executive Officer of the Firm who shall for such purpose be deemed the Designated Officer.

k.              “Federal Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Commission under any of these statutes, and the Bank Secrecy Act as it applies to investment companies and investment advisers and any rules adopted thereunder by the Commission or the Department of the Treasury.

l.                  “Immediate Family” shall mean any person, related by blood, marriage, domestic partnership (registered or unregistered) or civil union, and living in the same household and includes:  any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother, father, son, daughter, brother or sister in law, and any adoptive relationships.  The Chief Compliance Officer, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect beneficial interest held by members of the Access Person’s Immediate Family does not exist or is too remote for the purposes of this Code.

m.          “Investment Advisory Client” shall mean any Investment Company Client and any other client or account which is advised or sub-advised by the Firm as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

n.              “Investment Company” shall have the same meaning as set forth under the Investment Company Act of 1940, as amended.

o.              “Investment Company Client” shall mean any registered Investment Company managed, advised and/or sub-advised by the Firm.

p.              “Investment Policy Committee” means the Investment Policy Committee of the Firm or any other body of the Firm serving an equivalent function.

q.              “Management Committee” shall consist of Kenneth Burgess, Karen Kohler, Kevin McCreesh, Eoin Middaugh, Ron Mushock and Greg Wood.

r.                 “Personal Investment Committee” shall consist of Chief Compliance Officer, Portfolio Managers, and the Head Trader.

s.                “Portfolio Manager” shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Company Client and shall include, without limitation, all members of the Firm’s Investment Policy Committee.

t.                 A “purchase” or “sale” of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

u.              “Reportable Fund” shall mean any fund for which you serve as an investment adviser as defined in Section 20(a)(20) of the Investment Company Act of 1940 (i.e., in most cases, you must be approved by the fund’s board of directors before you can serve); or any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you.  For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940. (See also definition of “Affiliated Mutual Fund” above.)

v.              “Reportable Security” shall mean a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, except it does not include:

i.                  Direct obligations of the Government of the United States;

ii.               Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

iii.            Shares issued by money market funds;

iv.           Shares issued by open-end funds other than Reportable Funds; and

v.              Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.  (See also definition of “Security” below.)

w.            “Security” shall have the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act of 1940 (generally, all securities, including options, warrants, unit investment trusts, and electronically traded funds, and other rights to purchase securities) except that it shall not include (i) direct obligations of the Government of the United States, (ii) bankers’ acceptances, (iii) bank certificates of deposit, (iv) commercial paper, (v) high quality short-term debt instruments, and (vi) shares of registered open-end investment companies.  (However, please note that shares issued by mutual funds sub-advised by Systematic or an affiliate of Systematic must be reported in accordance with the provision set forth in Section IV of this Code.)  Please refer to Exhibit G for a list of Affiliated Funds and Sub-Advised Funds. (See also definition of Reportable Security.)

x.              “Temporary Employee” shall mean any person employed by Systematic as a consultant, part time, or on a temporary basis.  Any person described as a “temporary employee” will be required to sign a Confidentiality and Non-Disclosure Agreement.

y.              “Unlisted Security” is a stock or bond not registered with the SEC which, therefore, cannot be sold in the public market on United States stock exchanges, such as the New York Stock Exchange or American Stock Exchange, or traded on the National Association of Securities Dealers Automated Quotation System.

III.                  Statement of Policy on Insider Trading

A.                                    General Statement of Policy

It is illegal for any person, either personally or on behalf of others, to trade in securities on the basis of material, non-public information.  It is also illegal to communicate (or “tip”) material, non-public information to others who may trade in securities on the basis of that information.  These illegal activities are commonly referred to as “insider trading.”

This statement of Firm Policy on Insider Trading (the “Statement”) sets forth the policy against insider trading of Systematic.  All Access Persons must comply with this statement, which extends to activities within and outside the scope of their duties at the Firm.

All Access Persons are prohibited from trading either personally or on behalf of others, on material, non-public information or communicating material, non-public information to others in violation of Section 204A of the Investment Advisors Act of 1940 (“Advisers Act”).  Whenever an Access Person receives information about a company, he or she should refrain from trading while in possession of that information unless the Access Person first determines the information is public, non-material, or both.  The Access Person should also refrain from disclosing the information to others, such as family, relatives, business or social acquaintances, who do not need to know for legitimate business reasons.  If an Access Person has any questions at all as to whether the information is material and non-public, he or she should contact the CCO regarding any questions prior to divulging any information, making recommendations or trading.

The purpose of this Statement is to address Systematic’s need for an insider trading policy under the securities laws, including the Insider Trading and Securities Fraud Enforcement Act of 1988, as well as to avoid any situation that could damage Systematic’s reputation for integrity and ethical conduct.

What transactions are prohibited?

When you know material, non-public information about any company, you, your spouse and members of your Immediate Family living in your household generally are prohibited from three activities:

•                  Trading in that company’s securities (including trading in options, puts and calls for that company’s securities or other derivative securities based on that company’s securities);

•                  Having others trade for you in that company’s securities or other derivative securities based on that company’s securities; and

•                  Disclosing the information to anyone else who then might trade based on this information.

Neither you, nor anyone acting on your behalf, nor anyone who learns the information directly or indirectly from you (including your spouse and family members), can trade based on this information.  This prohibition continues whenever, and for as long as, you know material, non-public information or it becomes publicly available.  The Firm reserves the right to preclude securities transfers by any Access Person in its discretion, including under circumstances where the proposed transferee may be in possession of material, non-public information.

Although it is most likely that any material, non-public information you might learn would be about the Firm or its affiliates, these prohibitions apply to trading in the securities of any company about which you have material, non-public information which you obtained in the course of your employment with the Firm.

B.                                    What is Insider Trading?

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to trading in securities (whether or not one is an “insider”) when aware of material, non-public information or communicating material, non-public information to others.

While the law concerning insider trading is not static, it is generally understood the law prohibits:

•                  Trading by an insider while aware of material, non-public information;

•                  Trading by a non-insider, while aware of material, non-public information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and

•                  Communicating material, non-public information to others (so called “tipping”) under circumstances where it can be reasonably expected that they will trade securities based on that information.

The elements of insider trading and the penalties for such unlawful conduct are set forth below.

i.                        Who is an Insider?

The concept of “insider” is broad.  It includes officers, partners, directors and employees of a company, who possess material, non-public information about the Firm and who have a duty to the Firm to keep this information confidential.  In addition, a person can be a “temporary insider” if he or she enters into a special relationship in the conduct of a company’s affairs and, as a result, is given access to information for the company’s purposes, and the company expects such person to keep the non-public information confidential.  The relationship creates a duty to honor the company’s expectations and thus, the person will be considered an insider.

ii.                     What is Material Information?

Trading on insider information is not a basis for liability unless the information is material. “Material” information is generally defined as information a reasonable investor would most likely consider important in making his/her investment decisions, or information reasonably certain to have a substantial effect on the price of a company’s securities, regardless of whether the information is related directly to their business.  Material information includes, but is not limited to:

•            Dividend changes;

•            Unannounced earnings and financial results;

•            Changes in previously released earnings estimates or other financial forecasts;

•            Proposed issuances of securities;

•            Significant merger or acquisition proposals or agreements;

•            Major litigation;

•            Financial liquidity problems;

•            Government investigations;

•            Significant litigation; and

•            Significant changes in operations and extraordinary management developments.

Information a reasonable investor would consider important in deciding whether to buy, sell or hold securities is considered material.  Information likely to affect the price of the company’s securities is almost always likely to be deemed material.

Material, non-public information might be inadvertently disclosed by a company director, officer or employee, or another Partner, officer or employee of Systematic.  It also might be disclosed to a Partner, officer or employee of Systematic by persons with business relationships with the company, such as its investment banker.  In such cases, the facts should be reported immediately to the CCO for a decision regarding appropriate steps.

iii.                  What is Non-Public Information?

Information is considered non-public until it has been effectively communicated to the public, which means the information must be publicly disclosed and adequate time must have passed for the securities markets to absorb the information.  Information received about a company not yet in general circulation should be considered non-public.  Similarly, information received about another company in circumstances indicating it is not yet in general circulation should be considered non-public.  As a general rule, one should be able to point to some fact to show the information is widely available; for example, its publication in The Wall Street Journal or in other major news publications.  For example, even after a company has released information to the press and the information has been reported, at least 24 hours in certain circumstances should be allowed for the general marketplace to learn of and evaluate the information before you trade in that company’s securities.

For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, would be considered public.  Although timing can vary depending upon the circumstances, a delay of two business days may be considered a sufficient period of time for routine information to be absorbed by the marketplace.

C.                                    Penalties and Sanctions for Insider Trading

Liability and penalties for insider trading are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below, even if he or she does not personally benefit from the violation (for example, where the person tipped another):

•                  Civil injunctions;

•                  Private civil damage actions;

•                  Jail sentences;

•                  Disgorgement of profits (or the amount of losses avoided, plus statutory interest);

•                  Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (for example, where the person tipped-off another);

•                  Criminal fines for the insider;

•                  Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided; and

•                  Criminal fines for the employer or other controlling persons.

Any violation of the Insider Trading Policy may result in serious sanctions by the Firm.  Immediately upon learning of a potential insider trading violation, the CCO shall prepare a written report to the Management Committee providing full details and recommendations for further action, including, but not limited to, reprimands, demotions, monetary penalties, suspensions, dismissal or reporting to the regulatory authorities.

D.                                    Procedures for Avoiding Insider Trading

The following procedures have been established to aid the Partners, officers and employees of the Firm in avoiding insider trading.  Every Partner, officer and employee of the Firm must follow these procedures or risk sanctions, including dismissal, substantial personal liability and criminal penalties.  If you have questions about these procedures, you should consult the CCO.

i.                  Identifying Inside Information

Before trading for yourself or others (including trading in accounts managed by the Firm) in the securities of any company about which you may have potential inside information, ask yourself the following questions:

a.        Is the information material?  Is this information an investor would consider important in making his or her investment decisions?  Is this information that could affect the market price of the securities if generally disclosed?

b.        Is this information non-public?  To whom has this information been provided? Has the information been effectively communicated to the marketplace for a sufficient period of time to allow it to be evaluated?

If, after considering the above, you believe the information is material and non-public, or if you have any questions or are uncertain as to whether any information you may have received is material and non-public, you should take the following steps:

•                        Report the matter immediately to the CCO;

•                        Do not purchase or sell the securities on behalf of yourself or others; and

•                        Do not communicate the information outside the Firm or inside the Firm other than as set forth above.

After the CCO has reviewed the issue and consulted with counsel to the extent appropriate, you will be instructed as to whether you may trade and/or communicate that information.

ii.               Restricting Access to Material, Non-Public Information

Information in your possession you identify as material and non-public may not be communicated to anyone, including persons within the Firm, except as provided in part (i) above.  In addition, care should be taken so that such information is secure.  For example, files containing material, non-public information should be maintained by Compliance in a secure environment, such as a locked cabinet; additionally, access to computer files containing material, non-public information should be restricted.

iii.            Resolving Issues Concerning Insider Trading

If there is any unresolved question as to the applicability or interpretation of the foregoing policy, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

iv.           Responsibility Upon Leaving the Firm

If you leave the Firm, you must maintain the confidentiality of all non-public information until it has been adequately disclosed to the public, and you may not take any confidential materials with you.

E.                                     Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment.  Therefore, you should not discuss material, non-public information about the Firm or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular job responsibilities.

Also, it is important that only specifically designated representatives of AMG, its affiliates and subsidiaries discuss AMG and its affiliates and subsidiaries with the news media, securities analysts and investors.  Inquiries of this type received by any employee should be referred to the CCO.

F.                                      AMG’s Insider Trading Policy and Procedures

All Access Persons of Systematic are Covered Persons under the Affiliated Managers Group, Inc. Insider Trading Policy and Procedures (the “AMG Insider Trading Policy”) and therefore subject to the AMG Insider Trading Policy.  Generally, the AMG Insider Trading Policy restricts the periods in which Covered Persons (and, in some cases, persons who were formerly Covered Persons) may trade in AMG’s securities, requires Covered Persons to receive pre-clearance by an officer of AMG of any proposed trades, requires post-trade reporting by Covered Persons and imposes certain other restrictions.  AMG reserves the right, at any time, to apply the AMG Insider Trading Policy and the restrictions thereunder to additional persons who have or may have access to material, non-public information concerning AMG, its Affiliates and subsidiaries.

All Partners, officers and employees of Systematic are subject to AMG’s Insider Trading Policy.  The AMG Insider Trading Policy and the accompanying procedures are included as Exhibit A to Systematic’s Code of Ethics and are incorporated by reference herein.

Your failure to observe the policies as described in the AMG Insider Trading Policy could lead to significant legal problems, and could have other serious consequences, including the termination of your employment.

IV.                         Personal Securities Trading Policy

A.                                    General Statement of Policy

Due to the nature of our business and our fiduciary responsibility to our client’s funds, we must protect the Firm and its employees from the possibility of both conflicts of interest and illegal insider trading in regard to their personal security transactions.

This section of the Code sets forth procedures designed to aid Systematic in complying with the federal securities laws and Rule 204A-1 promulgated by the SEC pursuant to Section 204A of the Advisers Act.  This Code has been amended in accordance with Rule 17j-1 promulgated by the SEC pursuant to Section 17(j) of the Investment Company Act of 1940 Act (“Investment Company Act”), as amended.

In general, Rules 204A-1 and 17j-1 impose an obligation on registered investment companies and their investment advisers to adopt written Codes of Ethics covering the securities activities of certain directors, Partners, officers and employees.  The Code is designed to help ensure that individuals who have access to information regarding the portfolio securities activities of clients not use (intentionally or unintentionally) information concerning such clients’ portfolio securities activities for his or her personal benefit and to the detriment of such client.

It is important for Partners, officers and employees to be aware that personal securities transactions (in particular those of portfolio managers) raise several concerns, which are most easily resolved by such partners, officers or employees not actively trading in securities similar to those traded by Systematic for its Investment Advisory Clients for their own accounts.  Accordingly, it is the general policy of the Firm to prohibit personal securities transactions in common and preferred stocks and other securities, as noted in Exhibit C of this Code, by Access Persons and their Immediate Family.  Access Persons and their Immediate Family may participate in non-discretionary investment vehicles such as mutual funds, closed-end funds and index or Exchange-Traded Fund (“ETF”) securities as noted in Exhibit C, Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements.

If you identify a particular investment which you would like to acquire and it is not contemplated by the Code or Exhibit C attached hereto, it is incumbent upon you to inquire as to its permissibility by contacting the CCO.

B.                                    Who Must Comply with the Personal Trading Policy?

The Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect “beneficial ownership,” except for purchases or sales over which such individual has no direct or indirect influence or control.  As such, this Code is intended to cover all Access Persons and their Immediate Families.  Coverage under the Code includes transactions for the personal accounts of any Partner, officer or employee, transactions for the accounts of other members of their Immediate Families for which they or their spouses have any direct or indirect influence or control, transactions for trusts for which they are trustees, or transactions for other accounts in which they have any direct or indirect beneficial interest or direct or indirect influence or control, unless the investment decisions for the account are made by an independent investment manager in a fully discretionary account.

We recognize that some employees, due to their living arrangements, may be uncertain as to their obligations under this Personal Trading Policy.  If an employee has any question or doubt as to whether he or she must report transactions in a particular account, he or she must consult with the CCO as to his or her status and obligations with respect to the account in question.

Please see Exhibit B, Examples of Beneficial Ownership, for further explanation.

C.                                    Pre-Clearance Procedures

As noted above, the Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect “beneficial ownership,” except for purchases or sales over which such individual has no direct or indirect influence or control.  As such, Partners, officers, and employees of Systematic may need to obtain clearance from the Personal Investment Committee prior to effecting:

•                  transactions for their personal accounts;

•                  transactions for the accounts of other members of their Immediate Families for which they or their spouses have any direct or indirect influence or control;

•                  transactions for trusts for which they are trustees and they or their immediate Families have a beneficial interest; or

•                  transactions for other accounts in which they have any direct or indirect beneficial interest or direct or indirect influence or control.

For an expanded list of instances in which a reporting requirement may arise, please see Exhibit B, Examples of Beneficial Ownership.  As noted above, securities transactions made by an independent investment manager in a fully discretionary account are exempt from pre-clearance requirements.

Determination as to whether or not a particular transaction requires pre-approval should be made by consulting the Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements found at Exhibit C hereto.

The Personal Investment Committee will make its decision of whether to clear a proposed trade on the basis of the personal trading restrictions set forth below.  A member of the Compliance Department shall promptly notify the Partner, officer or employee of approval or denial to trade the requested security. Notification of approval or denial to trade may be given verbally as soon as possible.  However, it shall be confirmed in writing within 24 hours of the verbal notification.  Please note the approval will be valid only for that day in which the approval has been obtained, with the exception that, in some instances,  approved orders for securities traded in certain foreign markets may be executed within two (2) business days from the date pre-clearance is granted, depending on the time at which approval is granted and the hours of the markets on which the relevant securities are traded are open.  In other words, if a trade was not effected on the day for which approval was originally sought, a new approval form must be re-submitted to obtain approval, unless the the security for which approval has been granted is traded on a foreign market and subject to the exception discussed above, in which case the Partner, officer or employee will be allowed one additional day to trade the security before the need arises to re-submit an approval form.

The only transactions exempt from pre-clearance procedures are: (a) those transactions set forth in Exhibit C to this Code; and (b) those transactions where the investment decisions for the account are made by an independent investment manager in a fully discretionary account.  Partners, officers and employees must provide the CCO with copies of agreements of any discretionary accounts for the Firm’s records.  In addition, on a quarterly basis, Partners, officers and employees must submit transaction statements and portfolio reports to the Compliance Department.

D.                                    Personal Securities Transaction Pre-Clearance

Written notice of your intended securities activities must be submitted for approval prior to effecting any transaction for which prior approval is required.  The following must be disclosed in such written notice:

•                  Name of the security;

•                  Date;

•                  Nature of the transaction (sales only);

•                  Number of shares/principal amount (bond trades);

•                  Name and relationship to you of the account holder (self, son, daughter, spouse, father, etc.); and

•                  Name of the broker/dealer or bank involved in the transaction.

Such written notice should be submitted on the Personal Trading Pre-Clearance Request and Authorization Form, Exhibit D.

If proper procedures are not complied with, appropriate action will be taken against the Partner, officer or employee under the facts and circumstances.  All violations shall be submitted to the Personal Investment Committee and Systematic’s Management Committee.  The violators may be asked to reverse the transaction and/or transfer the profits gained over to Systematic to be donated to a charitable organization designated by Systematic’s Management Committee.  Each situation will be analyzed on a case-by-case basis.  If non-compliance with the pre-clearance procedures becomes repetitive, dismissal of the Partner, officer or employee can result.

E.                                     Personal Securities Transactions

The following rules, regulations and restrictions have been set forth by Systematic’s Management Committee and apply to the personal security transactions of all Access Persons. These rules will govern whether clearance for a proposed transaction will be granted.

The following types of accounts are covered by the Code:

•                  Personal accounts;

•                  Joint or tenant-in common accounts in which you are a participant;

•                  Accounts for which you act as a trustee, executor or custodian;

•                  Accounts in which you or your spouse has a beneficial interest;

•                  Accounts in which your minor children or any dependent family member has a beneficial interest;

•                  Accounts of any individual to whose financial support you materially contribute; and

•                  Accounts over which you exercise control or may have investment discretion.

With respect to personal securities transactions, the following rules apply under this Code:

•                  No Access Person or their Immediate Family may effect any transaction in a security, or recommend any such transaction in a security, that, to his/her knowledge, Systematic has purchased or sold for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of any such client, or if such transaction was effected with prior knowledge of material, non-public information.

•                  No security recommended, or proposed to be recommended, to any client for purchase or sale, nor any security purchased or sold, or proposed to be purchased or sold, for any client, may be sold by any Partner, officer or employee if such sale will interfere in any way with the orderly purchase or sale of such security by any client.

•                  No security may be sold by any Partner, officer or employee after being recommended to any client for purchase or sale, or after being purchased for or sold by any client, if the sale is effected with a view to making a profit on the anticipated market action of the security resulting from such recommendation, purchase or sale.

•                  No purchase of a security or investment by any Partner, officer or employee shall be made if the purchase would deprive any of Systematic’s clients of any investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client’s investments and investment objective and whether the opportunity is being offered to the employee by virtue of his or her position at Systematic.

Except in particular cases in which the Personal Investment Committee has determined in advance that proposed transactions would not conflict with the foregoing policy, the following rules shall govern all transactions (and recommendations) by all Access Persons and their Immediate Families for any accounts in which they have any direct or indirect influence or control.  The following provisions do not necessarily imply the Personal Investment Committee will conclude that the transactions or recommendations to which they relate are in violation of the foregoing policy, rather they are designed to indicate the transactions for which prior approval should be obtained to help ensure no conflict arises.

F.                                      Personal Securities Trading Restrictions

i.                              No Securities in Common or Preferred Stock

No securities in common or preferred stock or any other investment as defined in Exhibit C to this Code shall be purchased after such employee becomes subject to this Code, which is the first day on which he or she becomes an employee of Systematic.  An Access Person or his or her Immediate Family may not directly or indirectly acquire beneficial ownership of a Security unless:

•            Such purchase was executed before full-time employment with the Firm; or

•            Ownership of the Security was acquired during the time of employment as a gift or through inheritance or other similar (non-volitional) transfer of ownership.

Access Persons or members of their Immediate Families may dispose of beneficial ownership of a Security (or transfer securities from their account to the account(s) of others), but only after obtaining pre-clearance approval from the Personal Investment Committee.

ii.                           Seven (7) Day Black-Out Period

In order to prevent even the appearance of a violation of this rule or conflict of interest with a client account,  Partners, officers and employees should refrain from trading seven (7) calendar days before and after Systematic trades in that security.

If an Access Person or a member of his or her Immediate Family trades during a blackout period, disgorgement may be required. For example, if a personal trade is pre-approved and executed and subsequently, within seven days of the transaction, Systematic trades on behalf of Systematic’s clients, the Personal Investment Committee shall review the personal trade in light of Firm trading activity and determine on a case-by-case basis the appropriate action.  If the Personal Investment Committee finds a client is disadvantaged by the personal trade, the Partner, officer or employee may be required to reverse the trade and disgorge any difference due to any incremental price advantage over the client’s transaction to Systematic, to be donated to a charitable organization designated by Systematic’s Management Committee.

iii.                        Short-Term Trading Profits

All Access Persons are prohibited from profiting in their own accounts and the accounts of their Immediate Families, as defined, for which they have direct or indirect influence or control, from the purchase and sale, or the sale and purchase, of the same or equivalent securities, within 60 calendar days.  Any profits realized from the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within the 60-day restriction period shall be disgorged to Systematic net of taxes and donated to a charitable organization designated by Systematic’s Management Committee.  Excluded from this provision would be any automatic payroll deduction from affiliated or sub-advised funds that do not result in the full liquidation of the fund.

“Profits realized” shall be calculated consistent with interpretations under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchases and sales that occur within a 60 calendar-day period across all accounts over which a Systematic Access Person or their Immediate Family has a direct or indirect beneficial interest, as defined above, or over which the person has direct or indirect control or influence without regard to the order of the purchase or the sale during the time period.  As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit.  Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

iv.                                         Initial Public Offerings

No Access Person or member of his or her Immediate Family may acquire the direct or indirect beneficial ownership of any new issues of either common or preferred stock or convertible securities.

v.                                            Exercise of Rights Offerings on Securities Held

Subject to the pre-clearance and reporting procedures, Access Persons and members of their Immediate Families may effect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired, and the security was held by the employee prior to becoming subject to this Policy.  In the event approval to exercise such rights is denied, subject to pre-clearance and reporting procedures, Access Persons may obtain permission to sell such rights on the last day such rights may be traded.

vi.                                         Investment Clubs

No Access Person or member of his or her Immediate Family may participate in investment clubs.

vii.                                Employee Stock Purchase Plans and Employee Stock Options Plans

While participation in employee stock purchase plans and employee stock option plans do not require pre-approval, copies of the terms of the plans must be provided to the Compliance Department so the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval for any discretionary disposition of securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or stock option plan).  Nondiscretionary acquisitions (reinvestment of dividend, interest or capital gains), dispositions and/or exercise of securities are not subject to pre-approval.  Additionally, Access Persons should report holdings of such securities and options on an annual basis.

viii.                                   Private Placements (including Hedge Funds)

With regard to private placements and transactions in securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded on the National Association of Securities Dealers Automated Quotation System (together “Unlisted Securities”):

•            Each Access Person contemplating the acquisition of direct or indirect beneficial ownership of a Security in a private placement transaction or a Security which is an Unlisted Security, shall obtain express prior written approval from the Personal Investment Committee for any such acquisition (who, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Firm).

•            If an Access Person or a member of his or her Immediate Family shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, such Access Person shall disclose such personal investment to the Personal Investment Committee prior to each subsequent recommendation to any Investment Advisory Client for which he or she acts in a capacity as an Access Person for investment in that issuer.

•            If an Access Person or his or her Immediate Family shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, any subsequent decision or recommendation by such Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by advisory personnel with no personal interest in the issuer.

G.                                    Exceptions to the Personal Trading Policy

Notwithstanding the foregoing restrictions, exceptions to certain provisions (including, but not limited to, the blackout period, the IPO prohibition, pre-clearance procedures and limitations on short-term trading profits) of the Personal Trading Policy may be granted on a case-by-case basis when no abuse is involved and the equities of the situation strongly support an exception to the rule.

To request an exemption, an Access Person must submit a request in writing to the CCO outlining the nature of the circumstances giving rise to the exception request as well as the hardship created by the application of the Code for which the exemption is requested.

Please refer to Exhibit C of this Code which indicates which securities are permissible investments, require pre-clearance approval and/or must be reported.

H.                                   Reporting

Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act require all Access Persons of registered investment advisers to report, and advisory firms to review, records of every transaction in securities in which any Access Person or member of his or her Immediate Family has any direct or indirect beneficial ownership, except:

•                  Transactions effected in any account over which neither the Access Person nor any member of his or her Immediate Family has any direct or indirect influence or control; and

•                  Transactions in securities, which are:

•                  direct obligations of the United States Government;

•                  money market funds;

•                  repurchase or reverse repurchase orders;

•                  bankers’ acceptances;

•                  bank certificates of deposit;

•                  commercial paper;

•                  high quality short-term debt instruments, including repurchase agreements;

•                  shares of money market funds; and

•                  shares issued by registered, open-end investment companies (mutual funds).

For further clarification of reporting requirements, please see the Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements, Exhibit C, which sets forth permissible securities, pre-approval requirements and whether or not a security is a Reportable Security.

All Access Persons are also required to provide Systematic’s Compliance Department with the following reports:

i.                              Annual/Initial Holdings Report

Annually, the following information must be submitted to the Designated Officer and must be current as of a date no more than 45 days before the report is submitted.

In addition, every newly-hired Access Person must submit to the Designated Officer a report of all holdings in Reportable Securities, as set forth in Exhibit E, Initial Holdings Report, as of the date he or she becomes subject to this Code’s reporting requirements.  Also, the newly-hired Access Person must acknowledge he/she has received and will comply with Systematic’s

Compliance Manual and Code of Ethics, as set forth in Exhibit F, Initial Compliance Certifications and Acknowledgement.  This list is to be submitted to the Designated Officer within 10 days of the date the Access Person becomes subject to this Code’s reporting requirements.  These reports should contain the following information:

•                  The title, number of shares and principal amount of each investment in which the Access Person or any member of his or her Immediate Family had any direct or indirect beneficial ownership;

•                  The name of any broker, dealer or bank with whom the Access Person or a member of his or her Immediate Family maintained an account in which any securities were held for the direct or indirect benefit of the Access Person or a member of his or her Immediate Family; and

•                  The date the report is submitted by the Access Person.

For Initial and Annual Holdings Reports, each Access Person must report all of his or her or any Immediate Family member’s brokerage accounts where any Securities are (or may be) held.

A statement may be included in this report stating the report shall not be construed as an admission by the Access Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

The annual reporting requirements noted above can be satisfied by attaching brokerage statements to the annual certification report, so long as the information on the statement is current as of a date no more than 45 days before the report is submitted.

ii.                                             Quarterly Reports

1. Transaction Reporting

Within 30 days after the end of a calendar quarter, with respect to any transaction during the quarter in investments in which the Access Person or any member of his or her Immediate Family had any direct or indirect beneficial ownership, must be disclosed along with the following details:

•                        The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;

•                        The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•                        The price of the investment at which the transaction was effected;

•                        The name of the broker, dealer or bank with or through which the transaction was effected; and

•                        The date the report is submitted by the Access Person.

The reporting elements noted above can be satisfied by attaching brokerage statements to the Quarterly Compliance Acknowledgement, so long as the statements and Quarterly Compliance Acknowledgement are submitted with 30 days of calendar quarter-end.

2. Personal Securities Account Reporting

Within 30 days after the end of a calendar quarter, with respect to any account established by the Access Person or any member of his or her Immediate Family in which any securities were held during the quarter for the direct or indirect benefit of the Access Person or any member of his or her Immediate Family, must be disclosed along with the following details:

•            The name of the broker, dealer or bank with whom the Access Person or the member of his or her Immediate Family established the account,

•            The date the account was established; and

•            The date the report is submitted by the Access Person.

If the Access Person or his or her Immediate Family had no reportable equity and/or mutual fund transactions and did not own any securities or own or control Reportable Fund accounts during the quarter, the Access Person must indicate the lack of reportable items on the Quarterly Compliance Acknowledgement.  .

The Quarterly Compliance Acknowledgement form isattached as Exhibit H.

iii.            Duplicate Copies of Confirmations and Statements

To facilitate compliance with these reporting requirements, Systematic requires a duplicate copy of all personal securities transaction confirmations and brokerage statements be supplied directly to Systematic’s Compliance Department.  As such, Access Persons are required to direct their broker/dealers to supply Systematic’s Compliance Department, on a timely basis, with duplicate copies of confirmations of personal securities transactions and periodic brokerage statements.  In addition, the Compliance Department must also be notified promptly upon the creation of any new personal investment accounts.

I.                                        Monitoring of Personal Securities Transactions

The Designated Officer or designee shall review or supervise the review of the personal securities transactions reported pursuant to Section IV.  As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients.  Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material.  If the Designated Officer or designee determines a material violation of this Code has or may have occurred, he or she shall submit written documentation, together with the transaction report (if any), and any additional explanatory material provided by the individual, to the CCO of the Firm (or, if the purported violation occurred with respect to the CCO, then to the Management Committee described in Section II(r) of this Code), who shall make an independent determination of whether a material violation has occurred.

All reports of Securities transactions and any other information filed with the Firm or its Investment Advisory Clients or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein, by the Designated Officer, the CCO, the Personal Investment Committee or the Management Committee described in Section II(r) of this Code, and by representatives of the SEC.

V.                                    Policies Related to Other Business Conduct

A.                                    Confidentiality

Partners, officers, and employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Systematic, companies researched by us for investment, our present and prospective clients, suppliers, Partners, officers and other employees. Confidential information includes trade secrets and other proprietary information of the Firm, such as business or product plans, systems, methods, software, manuals, investment holdings, buy/sell recommendations, investment models and strategies, products, the identity of current, past or potential clients, financial results, financial information, business relationships, and operations.  Safeguarding confidential information is essential to the conduct of our business.  Caution and discretion are required in the use of such information and in sharing it only with those who have a legitimate need to know.

Confidential information obtained or developed as a result of employment with Systematic is not to be used or disclosed for the purpose of furthering any private interest or as a means of making any personal gain.  Use or disclosure of such information could result in civil or criminal penalties against the Firm or the individual responsible for disclosing such information.

Unauthorized disclosure or use could cause serious consequences to Systematic or to the individuals affected and could lead to discipline up to and including termination.  Without the express authorization of a Firm officer, confidential information should never be disclosed to anyone, including, without limitation, third parties such as financial analysts and brokers, competitors, suppliers, the media, and personal contacts and friends.  Any suspected incident of fraud or theft should be immediately reported for investigation to both the Firm’s Chief Operating Officer and Chief Compliance Officer.

Further guidelines pertaining to confidential information are contained in the Statement of Policy on Insider Trading.

Release of Client Information

Information concerning a client which has been requested by third parties, organizations or governmental bodies may only be released with the consent of the client involved.  All requests for information concerning a client (other than routine credit inquiries), including requests with respect to the legal process (such as subpoenas or court orders), must be promptly referred to CCO.  No information may be released, nor should the client involved be contacted, until the CCO has approved such action.

In order to preserve the rights of our clients and to limit the Firm’s liability concerning the release of client proprietary information, care must be taken to:

•                  Limit use and discussion of information obtained on the job to normal business activities;

•                  Request and use only information which is related to our business needs;

•                  Restrict access to records to those with proper authorization and legitimate business needs; and

•                  Include only pertinent and accurate data in files, which are used as a basis for taking action or making decisions.

All Partners, officers and employees shall exercise care in maintaining the confidentiality of any proprietary information respecting the Firm or its Investment Advisory Clients, except when disclosure is authorized or legally mandated.  Partners, officers and employees should consult with the Firm’s CCO or legal counsel if they believe that they have a legal obligation to disclose confidential information.  Confidential information includes non-public information of the Firm that may be helpful to competitors, or otherwise harmful to the Firm, or its Investment Advisory Clients.  Confidential information also includes information with respect to the portfolio holdings of Investment Advisory Clients (including, particularly, Investment Company mutual fund clients).  The obligation to preserve confidentiality of this information continues after association with Systematic ends.

B.                                    Fair Dealing

Partners, officers and employees should endeavor to deal fairly with all Investment Advisory Clients, service providers and competitors, and shall not seek unfair advantage through improper concealment, abuse of improperly acquired confidential information or misrepresentation of material facts.

C.                                    Gifts and Business Entertainment

No Access Person or their Immediate Family shall give or receive gifts, entertainment, favors, preferential treatment or special arrangements from anyone with whom Systematic is likely to have any business dealings, such as brokers, dealers, investment advisers, financial institutions, etc., unless the gift or entertainment falls within one of the categories of permissible gifts or entertainment listed below, and is not so frequent or excessive as to raise any question of propriety and is not otherwise inconsistent with any applicable law or regulation.

For a complete discussion of Systematic’s gift and business entertainment policies and procedures, please refer to Section III-2 of Systematic’s Compliance Manual.

i. Charitable Gifts

Where a Partner, officer or employee receives a charitable request from a client of Systematic to provide a donation or sponsorship on behalf of Ssystematic, he or she should first submit a Donation Sponsorship template to the CCO.  After the CCO has reviewed and approved the request, the Charitable Giving Approval Request Form is submitted to Systematic’s Controller for further review and approval. Systematic maintains a Charitable Giving Log to track all charitable contributions.  Generally, attendance at charity events does not require approval, unless the event is both being paid for by Systematic and confering a benefit, in which case the value of the benefit would be subject to the Firm’s gift policy.

ii. Gifts to Public Officials

The improper influencing of public officials through gifts, excessive entertainment or other means is prohibited.  In addition, certain states require gifts beyond a particular dollar threshold to one or more public employees be reported to the State Ethics Commission or similar agency.  In addition, the U.S. Foreign Corrupt Practices Act strictly prohibits giving, offering, or promising anything of value to any public official in the United States or foreign countries, with the intent of influencing an official act (among other things).  This law also applies to giving anything of value to other people, if there is reason to know that the person will transfer the gift to a public official.

While certain payments may be lawful, all Partners, officers and employees of Systematic must obtain the prior approval of the CCO before providing any gifts or making any payment to a public employee in the US or in any foreign jurisdiction.

D.                                    Political Contributions

Systematic does not contribute financial or other support to political parties or candidates for public office.

Systematic Partners, officers or employees may participate personally in political and charitable activities that may include contributions and donations to political candidates (subject to all applicable laws); however, contributions may not be made in Systematic’s name or paid for by Systematic.  Moreover, Partners, officers, and employees may not be reimbursed for contributions made in their own names.

Systematic strictly prohibits any employee from making contributions or expenditures to or for any candidates for any public office, or to any persons for any political purpose whatsoever as a quid pro quo for receiving or with the expectation of securing now or in the future business from any public official, or any federal, state, or local government agency.

Both federal and state campaign finance laws place limits on political contributions employees may make.  In no case may any contribution exceed the applicable federal or state limitations.

Your personal political contributions, and those of certain of your family members, could impact Systematic’s ability to continue to do business or bid on new business with government entities within certain jurisdictions in the United States.  Specifically, Rule 206(4)-5 of the Investment Advisers Act of 1940, which applies to all registered investment advisers, including Systematic, places limits on individual contributions of certain investment adviser employees, and may prohibit an investment adviser from managing money for state or local government entity clients for a specified period following any disqualifying contributions.  In addition, a number of jurisdictions have enacted so-called “pay-to-play” laws that prohibit certain employees of service providers to state or local agencies and departments from making political contributions to state or local officials that are covered by these laws.  Even if a personal political contribution is not prohibited, these laws may require that any contribution be reported to the state or locality.

Additionally, certain clients (such as Taft-Hartley clients) may have their own individual restrictions on contributions given to their elected officials.  .  Accordingly, Partners, officers and employees are prohibited from making contributions for the purpose of obtaining or retaining advisory contracts with such entities.

If you have any questions about a political contribution that you intend to make, please contact the CCO.  In addition, for additional information on this topic, please see Section        of Systematic’s Compliance Manual for the procedure entitled “Political Contributions and Other Restricted Payments.”

E.                                     Outside Investment Advisory Services

No Access Person may render investment advisory services to any person or entity who is not (i) a client of the Firm or (ii) a member of (or trust or other arrangement for the benefit of ) the family, or a close personal friend, of such Access Person, without first obtaining the permission of the CCO.  This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate agreement with the Firm and/or its general partner with respect to competitive activities.

F.                                      Transactions with Investment Advisory Clients

No Access Person shall knowingly purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership.

G.                                    Receipt of Brokerage Discounts

No Access Person shall, with respect to an account in which he or she has any direct or indirect beneficial ownership, accept any discount or other special consideration from any registered broker or dealer, which is not made available to other clients and clients of such broker or dealer.

H. Service on Boards and Other Outside Activities

Partners, officers or employees may not, without having secured prior approval from the Partners of the Firm, serve as a director, officer, employee, partner or trustee, nor hold any other position of substantial interest in any outside business enterprise.  You do not need prior approval, however, if the following three conditions are met:

•                  The enterprise is a family firm owned principally by other members of your family;

•                  The family business is not doing business with Systematic or AMG or its affiliates; and

•                  The services required will not interfere with your duties at Systematic or your independence of judgment with respect to your activities at Systematic.

Additionally, Partners, officers or employees may not, without prior approval from Systematic’s Partners, have a substantial interest in any outside business which, to your knowledge, is involved in a business transaction with Systematic or AMG, or is engaged in businesses similar to any business engaged in by Systematic.  A substantial interest includes any investment in the outside business involving an amount greater than 10 percent of your gross assets, or $10,000, if that amount is larger, or involving any ownership interest greater than 5 percent of the outstanding equity interests.  You do not need approval to invest in open-ended registered investment companies such as investments in mutual funds; however; investment in Affiliated Mutual Funds, as previously defined, must be reported as set forth in Exhibit C of this Code.  Refer to Exhibit G for a list of Affiliated Mutual Funds and Sub-Advised Funds (which should be treated as Affiliated Mutual Funds for the purpose of this reporting requirement).

Significant involvement by Partners, officers or employees in outside business activity is generally unacceptable.  In addition to securing prior approval for outside business activities, you will be required to disclose all relationships with outside enterprises annually.

For Systematic Partners, officers, or employees who are also Registered Representatives of Manager Distributors, Inc. (“MDI”), any outside business activity must be submitted to the CCO.  This information will be reported to MDI and may require an update to the Registered Representative’s Form U-4.

The above deals only with positions in business enterprises.  It does not affect Systematic’s practice of permitting Partners, officers or employees to be associated with governmental, educational, charitable, religious or other civic organizations.  These activities may be entered into without prior consent.

I.                                        Other Business Activities

i.            Protection and Proper Use of Firm Assets

All Partners, officers, and employees should endeavor to protect the assets of the Firm and its Investment Advisory Clients, and pursue their efficient investment in accordance with the Firm’s business purposes.

The obligation of Partners, officers and employees to protect the assets of the Firm includes, but is not limited to, its proprietary information.  In general, proprietary information is information so marked and/or which is not normally known to the public or which would be helpful to a competitor.  Proprietary information includes, but is not limited to, intellectual property such as trademarks and copyrights, as well as business, marketing, and service plans, databases, records, salary information, unpublished financial data and reports.

ii.                                             Issues Regarding the Retention of Suppliers

Partners, officers and employees may not take advantage of their position with Systematic to receive goods and services from a third party at rates not generally available to the public.

A conflict may arise if an associate is offered foods or services from a third party on terms not generally available to the public.  This would include any gifts from vendors or suppliers with which he or she does business.  Such an arrangement could create the appearance an associate is being singled out because of his or her position with the Firm.  In addition, it may appear the individual would be expected to provide something in return for the benefit he or she has received.  If a Partner, officer or employee has reason to question whether the terms and conditions of an offer are the same as those offered to the public, he or she must seek prior approval.

We should be fair to our suppliers.  It is our policy to award orders, contracts and commitments to suppliers strictly on the basis of merit without favoritism.  The choice of suppliers must be based on quality, reliability, price, service and technical advantage.

iii.                                          Improper Payments or Kickbacks

In the conduct of Systematic’s business, no bribes, kickbacks or similar remuneration or consideration of any kind are to be given or offered to any individual or organization or to any intermediaries such as agents, attorneys or other consultants, for the purpose of influencing such individual or organization in furtherance of obtaining or retaining business for, or directing business to, Systematic.

iv.                                         Books, Records and Accounts

The integrity of the accounting of records of the Firm is essential.  Employees, officers and Partners must honestly and accurately report all business transactions.  Each of you is responsible for the accuracy of your records and reports.  Accurate recordkeeping and reporting are essential to Systematic’s ability to meet legal and regulatory obligations.

All Firm books, records and accounts shall be maintained in accordance with all applicable regulations and standards and accurately reflect the true nature of the transactions they record in all material respects.  The financial statements of the Firm shall conform in all material respects to generally accepted accounting rules. No undisclosed or unrecorded account or fund shall be established for any purpose.  No false or misleading entries shall be made in the Firm’s books or records for any reason, and no disbursement of corporate funds or other corporate property shall be made without adequate supporting documentation.

All receipts and expenditures, including personal expense statements, must be supported by documents that accurately and properly describe such expenses.  The employee(s) responsible for approving expenditures or for keeping books, records and accounts for Systematic are required to approve and record all expenditures and other entries based on proper supporting documents so the accounting records of the Firm are maintained in reasonable detail, reflecting accurately and fairly all transactions of the Firm including the disposition of assets and liabilities.  The falsification of any book, record or account of the Firm, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment are prohibited.  Disciplinary action will be taken against Partners, officers or employees who violate these rules, which may result in dismissal.

J.                                        Miscellaneous Provisions

i.                              Records

The Firm shall maintain records as required by Rule 17j-1 under the Investment Company Act and Rule 204-2 and Rule 204A-1 under the Advisers Act, and in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 3la-2(f)(l) under the Investment Company Act and shall be available for examination by representatives of the SEC:

•                  A copy of this Code and any other code adopted by the Firm, which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•                  A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

•                  Copies of Partners, officers and employees’ written acknowledgements of receipt of this Code and any amendments shall be maintained for a period of not less than five years from the end of the fiscal year in which the acknowledgements were received and for five years after the individual ceases to be an employee;

•                  A copy of all reports made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

•                  A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place;

•                  A copy of all pre-clearance requests, approval records, and any reasons supporting the decisions to approve purchases of limited offerings shall be maintained for a period of not less than five years after the end of the fiscal year in which approval was granted; and

•                  A copy of each annual report shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

The Firm reserves the right to amend this Code at any time for any reason.  A copy of this Code is available upon request by contacting the CCO.

VI.                               Violations, Sanctions and Penalties

This applies to all provisions of the Code, unless such a provision is included in a specific section of the Code.

A.                                    Reporting Potential Violations/Wrongdoing

Every employee, officer and Partner is required to act honestly and ethically in support of the culture of integrity that we have all fostered within the Firm.  Since every employee, officer and Partner is a valued member of the team which makes up the Firm, this broad requirement includes acting in what each individual believes to be the Firm’s best interest, which includes reporting any concerns regarding any potential violations of any applicable law, rule or policy, or any other potential wrongdoing, by our Firm, any of our employees, or any of our service providers.  If Systematic’s management is unaware of such activities, these potential violations may ultimately have an adverse affect on all of us as members of this Firm.

Accordingly, every Partner, officer and employee of our Firm is required to report any potential violations of any applicable law, rule or policy, or other potential wrongdoing, including “apparent” or “suspected” violations, promptly to the CCO.  In addition, any supervisor or other Partner who receives a report of a potential violation or wrongdoing must immediately inform the CCO.  If the CCO is involved in the potential violation or wrongdoing, the employee, officer or Partner may report the matter to any member of the Firm’s Management Committee.

“Violations” should be interpreted broadly, and may include, but are not limited to, such items as:

•                  noncompliance with laws, rules, and regulations applicable to the business of our Firm;

•                  fraud or illegal acts involving any aspect of the Firm’s business;

•                  material misstatements in regulatory filings, internal books and records, Investment Advisory Clients’ records, or reports;

•                  activity that is harmful to clients, including any fund shareholders; and

•                  deviations from required internal controls, policies and procedures that safeguard clients and the Firm.

All such reports will be taken seriously, investigated promptly and appropriately, and treated confidentially to the extent permitted by law.  Such reports may be made anonymously.

Investigation and Sanctions. Potential violations shall be promptly investigated by the CCO and/or the Management Committee.  During the course of the investigation, the CCO or a Management Committee member will be in contact with the reporting employee to inform the employee of the status of the investigation.  In addition, the reporting employee may check with the investigator on the status at any time.

Following the Firm’s investigation, any employee, officer or Partner who is deemed to have committed any violations or other wrongdoing may be subject to disciplinary action including, but not limited to:  a letter of censure, suspension of trading, suspension or termination of the employment of the violator and/or restitution to any affected person (including any affected fund or other entity) of an amount equal to the advantage that the violator gained by reason of such violation.  In addition, as part of any sanction, Systematic may require the individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. Violations of the Code or these procedures may also result in criminal prosecution or civil action.

Retaliation. Retaliation of any type against an individual who reports a suspected violation or assists in the investigation of such conduct (even if the conduct is not found to be a violation) is strictly prohibited and constitutes a further violation of the Code and these procedures.

Guidance.  All personnel are encouraged (and have the responsibility) to ask questions and seek guidance from the CCO or the Management Committee with respect to any action or transaction that may constitute a violation and to refrain from any action or transaction which might lead to the appearance of a violation.  The CCO will also provide periodic training to all of the Firm’s employees regarding the requirements of these policies and procedures.

VII.                          Receipt of Code and Compliance Certification

Systematic will provide each Partner and employee with a copy of the Code of Ethics and any amendments thereto.

On a quarterly basis, all Partners and employees must sign a statement that they have been in full compliance with all personal securities trading and insider trading rules and regulations set forth within Systematic Financial Management’s Code of Ethics, Policy Statement on Insider Trading and Personal Securities Trading Policy.

Each Access Person is required to certify on a quarterly basis, that he or she has read, received and understood this Code and any amendments thereto, and recognizes that he or she is subject to such Code.  Further, each Access Person is required to certify that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal Securities transactions pursuant to the requirements of the Code. The foregoing certifications must be set forth in writing on a standard Code of Ethics Quarterly Compliance Acknowledgement.  Please find this form attached as Exhibit H .

Exhibit A
Affiliated Managers Group, Inc.
Insider Trading Policy and Procedures

You should read this Insider Trading Policy and Procedures, ask questions of the officer listed below if desired, and sign and return the below Acknowledgement (or, if this is provided to you with your Employee Handbook, the Acknowledgment and Agreement form in connection therewith) to, if you are an employee or director of Affiliated Managers Group, Inc., Pam Price, Director of Human Resources, or, if you are an employee of a subsidiary or affiliate of Affiliated Managers Group, Inc., to your Compliance Officer.

Policy Statement on Insider Trading

Affiliated Managers Group, Inc. (the “Company”)(1) has adopted this Insider Trading Policy and Procedures (the “Policy”) that applies to each director, officer and employee of the Company and each officer and employee of the Company’s subsidiaries and affiliates (collectively, “Covered Persons”).  This Policy has been distributed or made available to all Covered Persons.  Under this Policy, a Covered Person (which may under certain circumstances include a person who was formerly a Covered Person) is forbidden from:

(i)            trading in any securities of the Company in any capacity (or in options to buy such securities or other derivative securities based on such securities) on the basis of material, non-public information;

(ii)           having others trade in such securities for him or her while he or she is in possession of material, non-public information; and

(iii)          communicating (or “tipping”) to others confidential or non-public information concerning the Company or other companies.

This Policy contains a discussion of insider trading, and sets forth trading restrictions applicable to you.  You must read this Policy, return a signed Acknowledgement and Agreement form to the person indicated above, retain the Policy for your reference, and, upon request by the Company, re-acknowledge your understanding of and agreement to be bound by the Policy.

(1)         The term “Company” refers to Affiliated Managers Group, Inc. and its subsidiaries and affiliates, collectively or individually, as the context requires.

Discussion:  What is “Insider Trading?”

Insider trading is, in addition to being a violation of this Policy, a violation of the federal securities laws.  The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities (whether or not one is an “insider” of the company that issued the securities) or the communication of material, non-public information to others who may trade on the basis of such information.

While the law concerning insider trading is not static, it is generally understood that, with respect to the Company and its securities, insiders are prohibited from doing the following:

(1)                                 Trading in any of the Company’s securities in any capacity (including derivative securities based on the Company’s securities) while in possession of material, non-public information concerning the Company.  An example of this would be a sale of the Company’s securities at a time when a major acquisition was pending but not yet announced.

(2)                                 Having others trade on the insider’s behalf while the insider is in possession of material, non-public information.

(3)                                 Communicating non-public information concerning the Company to others who may then trade in securities of the Company or pass on the information to others who may trade in such securities.  Such conduct, also known as “tipping,” results in liability for the insider of the Company who communicated such information (even if such insider does not actually trade himself) and for the person who received the information if he acts on such information or passes it on to others who may act on it.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1.                                      Who is an Insider?

The concept of “insider” is broad and generally includes any person who possesses material, non-public information about the Company and who has a duty to the Company to keep this information confidential.  In the case of the Company, “insiders” include the Covered Persons.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship to serve any such entity and as a result is given access to information in connection with such service.  Persons who can become temporary insiders include, among others, the Company’s attorneys, accountants, consultants and investment bankers.  The Company also reserves the right to apply this Policy and its restrictions on trading to a person who leaves the Company (or an affiliate or subsidiary of the Company) for up to six months following such person’s departure by giving notice to such person.

2.                                      What is Material Information?

Trading while in the possession of inside information is not a basis for liability unless the information is “material.”  Generally, information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if it is reasonably certain to have an effect on the price of an issuer’s securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be “material” if it relates to:

•                                          Dividend or earnings results or expectations

•                                          Financial forecasts

•                                          Write-downs or write-offs of substantial assets

•                                          Significant additions to reserves for bad debts or contingent liabilities

•                                          Expansion or curtailment of significant operations

•                                          Major personnel changes

•                                          Proposals or agreements involving a joint venture, merger, acquisition, divestiture or leveraged buy-out

•                                          Major financing developments

•                                          The gain or loss of important contracts or clients

•                                          Criminal indictments or material civil litigation or government investigations

•                                          Labor disputes including strikes or lockouts

•                                          Substantial changes in accounting methods

•                                          Debt service or liquidity problems

•                                          Bankruptcy or insolvency

•                                          Extraordinary management developments

•                                          Public offerings or private sales of debt or equity securities

•                                          Calls, redemptions or purchases of securities

“Inside” information could be material because of its expected effect on the price of the issuer’s securities, the securities of another company, or the securities of several companies.  Moreover, the resulting prohibition against the misuse of “inside” information includes not only restrictions on trading in the issuer’s securities, but restrictions on trading in the securities of other companies affected by the inside information as well (e.g., in the event the issuer was in negotiations to acquire a public company).

3.                                      What is Non-public Information?

In order for information to qualify as “inside” information, in addition to being “material,” the information also must be “non-public.”  “Non-public” information is information that has not been made available to investors generally.  This includes information received from sources or in circumstances indicating that the information has not been circulated generally.

At such time as material, non-public information is released to the investing public, it loses its status as “inside” information.  For “non-public” information to become public information, however, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace, and sufficient time must pass for the information to become available in the market.

To show that “material” information is public, it generally is necessary to point to some fact that establishes that the information has become generally available, such as disclosure by the filing of a definitive proxy statement, Form 10-Q, Form 10-K, Form 8-K or other report with the Securities and Exchange Commission (“SEC”) or disclosure by release to a national business and financial wire service (e.g., Dow Jones or Reuters), a national news service or a national newspaper (e.g., The Wall Street

Journal or The New York Times).  The circulation of rumors or “talk on the street,” even if accurate, widespread and reported in the media, may not constitute the requisite public disclosure.

Material, non-public information is not made public by selective dissemination.  Material information improperly disclosed only to institutional investors or to an analyst or a favored group of analysts may retain its status as “non-public” information, the use of which is subject to insider trading laws.  Similarly, partial disclosure does not constitute public dissemination.  So long as any material component of the “inside” information has yet to be publicly disclosed, the information is deemed “non-public” and may not be traded upon.

It is the policy of the Company not to consider quarterly and annual earnings results to have been disclosed publicly until the third business day after a press release regarding such earnings (with the date of the earnings press release being counted as the first business day).  Similarly, other material information will not be considered public until the third business day after public disclosure in the manner described previously.

4.                                      Penalties for Insider Trading.

Penalties for trading on or communicating material non-public information are severe, both for the individuals involved in such unlawful conduct and, potentially, for their employers.  A person can be subject to some or all of the penalties below even if he does not benefit personally from the violation.  Penalties include:

•                                          jail sentences

•                                          disgorgement of profits

•                                          civil fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (i.e., if the violation was one for tipping information), as well as criminal fines of up to $1,000,000

•                                          fines for the employer or other controlling person of the violator of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided

In addition, any violation of this Policy can be expected to result in serious sanctions by the Company, which may include dismissal of the person involved.

Trading Procedures

The following Trading Procedures are applicable to you because you are a director, officer or employee of the Company (in each such case, a “Company Insider”) or an officer or employee of a subsidiary or affiliate of the Company (in each such case, an “Affiliate Insider”) who may, by virtue of your duties or work conditions, have access to material, non-public information concerning the Company.

1.                                      Trading Windows and Pre-Clearance.

There are times when the Company may be aware of a material, non-public development.  Although you may not know the specifics of the development, if you engage in a trade before such development is disclosed to the public or resolved you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute.  In addition, a trade by you during such a development could result in adverse publicity and sanctions for both the Company and you.

Therefore, if you are a Company Insider, you, your spouse and members of your immediate family sharing the same household may purchase or sell securities of the Company only during the “trading windows” that occur each quarter, as specified below; provided, that, such person is not in possession of material, non-public information (as provided generally in Section 4 hereof).  In addition, you (or your spouse or member of your immediate family sharing the same household) must pre-clear your (or their) intent to trade within any “trading window” with the Company’s clearance officer, John Kingston, III (the “Clearance Officer”).

For Company Insiders, the trading window is the period in any fiscal quarter beginning on the third business day after the Company’s issuance of a press release regarding quarterly or annual earnings (an “Earnings Release”) (with the date of the Earnings Release being counted as the first business day), and ending on the 15th calendar day of the third month of the fiscal quarter (i.e., March 15th, June 15th, September 15th and December 15th, as applicable).

If you are an Affiliate Insider, you, your spouse or member of your immediate family sharing the same household may purchase or sell securities of the Company at any time and in any capacity other than during the blackout period beginning on the date of an Earnings Release or other public disclosure of material information and ending on the third business day following such Earnings Release or public disclosure (with the date of the Earnings Release or public disclosure being counted as the first business day); provided, that, such person is not in possession of material, non-public information.  In addition, you (or your spouse or member of your immediate family sharing the same household) must pre-clear your (or their) intent to trade at any time with the Company’s Clearance Officer.

In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to a Company Insider to allow a trade to occur outside of a trading window.

If you intend to engage in any trade in any capacity or for any account, you must first receive permission from the Clearance Officer as set forth above.(2)  Authorization to trade the Company’s securities will not be granted if the Company has unannounced pending material developments.  This would occur, for example, if the Company was in discussions concerning a major acquisition during the period following an earnings release.  If the trading window for Company Insiders ended before the transaction was announced and the “blackout” was lifted, trading by Company Insiders would next be permitted during the trading window following the next quarterly earnings release.  The Clearance Officer may refuse to permit any transaction if he determines that such trade could give rise to a charge or appearance of insider trading.  The Clearance Officer may consult with the Company’s counsel before responding to your request.

After receiving permission to engage in a trade, you should complete your trade within 48 hours or make a new trading request.

Even if you have received pre-clearance, neither you, your spouse nor any member of your immediate family sharing your household may trade in any securities (including options and other derivative securities) of the Company if you or such other person is in possession of material, non-public information about the Company.

Options and Warrants. The exercise of an option or warrant issued to you by the Company to purchase securities of the Company for cash is not subject to the Trading Procedures outlined above, but the securities so acquired may not be sold except during a trading window (for Company Insiders), after authorization from the Clearance Officer has been received, and after all other requirements of this Policy

(2)         If John Kingston will be absent from the office or unavailable for a significant period of time, Nathaniel Dalton will handle trading requests.  In the event that each of Mr. Kingston and Mr. Dalton is absent or unavailable, Sean M. Healey will handle trading requests.

have been satisfied.  The so-called “cashless exercise” of stock options through a broker is covered by the Trading Procedures and therefore requires pre-clearance.

Rule 10b5-1 Plans.  Pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, individuals may be able to avoid insider trading liability if they can demonstrate that the purchase or sale in question was made pursuant to a binding contract, instruction or written plan that satisfies the requirements of Rule 10b5-1(c) (a “10b5-1 Plan”).  You may not enter into, amend, suspend or terminate any 10b5-1 Plan except with the prior approval of the Clearance Officer. Once you establish a 10b5-1 Plan in accordance with the foregoing, you will not need to clear in advance transactions made pursuant to the terms of the 10b5-1 Plan and transactions under such 10b5-1 Plan may occur at any time.

2.                                      Post-Trade Reporting.

You are required to report to John Kingston (the “Section 16 Officer”) any transaction in any securities of the Company in any capacity by you, your spouse or any immediate family member sharing your household immediately, and in any event not later than 5:00 p.m. on the day on which such transaction was effected.  Each report you make to the Section 16 Officer should include the date of the transaction, quantity, price and broker-dealer through which the transaction was effected.  This reporting requirement may be satisfied by sending (or having your broker send) duplicate confirmations of trades to the Section 16 Officer, provided that such information is received by the Section 16 Officer by 5:00 p.m. on the day on which such transaction was effected.

The foregoing reporting requirement is designed to help monitor compliance with the Trading Procedures set forth herein and to enable the Company to help those persons who are subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, to comply with these reporting obligations.  Each director and executive officer, however, and not the Company, is personally responsible for ensuring that his or her transactions do not give rise to “short swing” liability under Section 16 and for ensuring that timely reports of his or her transactions in Company securities are filed with the SEC, as required by Section 16.

3.                                      Prohibition on Short Sales and Purchases, Puts, Calls and Options.

Neither you, your spouse nor any immediate family member sharing your household may sell any securities of the Company that are not owned by such person at the time of the sale (a “short sale”).  Also, no such person may buy or sell puts, calls or options in respect of any of the Company’s securities at any time.

Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment.  Therefore, you should not discuss material, non-public information about the Company or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular duties.

In addition, the Company has strict policies relating to safeguarding the confidentiality of its internal, proprietary information.  These include procedures regarding identifying, marking and safeguarding confidential information and employee confidentiality agreements.  You are required to comply with these policies at all times.

It is important that only specifically designated representatives of the Company discuss the Company and its affiliates and subsidiaries with the news media, securities analysts and investors.  Inquiries of this type received by any employee should be referred to John Kingston at 617-747-3311.

Reporting of Violations

If you know or have reason to believe that this Policy, including the Trading Procedures described above, has been or is about to be violated, you should bring the actual or potential violation to the attention of the Clearance Officer immediately.

Modifications; Waivers

The Company reserves the right to amend or modify this Policy, and the Trading Procedures set forth herein, at any time.  Waiver of any provision of this Policy in a specific instance may be authorized in writing by the Clearance Officer (or his designee), and any such waiver shall be reported to the Board of Directors of the Company at its next regularly scheduled meeting.

Questions

If you have any questions regarding this Policy or the Trading Procedures set forth herein, you are encouraged to contact the Clearance Officer, who may refer the question to the Company’s counsel before responding.

Updated January 25, 2010

Exhibit B
Examples of Beneficial Ownership

The Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect “beneficial ownership” except for purchases or sales over which such individual has no direct or indirect influence or control.

Examples of Beneficial Ownership

What constitutes ‘‘beneficial ownership” has been dealt with in a number of SEC releases and has grown to encompass many diverse situations.  These include securities held:

(a)         by you for your own benefit, whether bearer, registered in your name, or otherwise;

(b)         by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

(c)          for your account by pledgers;

(d)         by a trust in which you have an income or remainder interest.  Exceptions:  where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct, by will, a distribution of trust property or income to you;

(e)          by you as trustee or co-trustee, where either you or members of your immediate family (i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents, treating a legal adoption as blood relationship) have an income or remainder interest in the trust;

(f)           by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

(g)          by any partnership in which you are a partner,

(h)         by a personal holding company controlled by you alone or jointly with others;

(i)             in the name of your spouse unless legally separated;

(j)            in the name of minor children or in the name of any relative of you or of your spouse (including an adult child) who is presently sharing your home; this applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

(k)         in the name of another person (other than those listed in (i) and (j) above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; or

(l)             in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (k) above), if you can vest or revest title in yourself.

Exhibit C
Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements

It is the general policy of Systematic to prohibit personal securities transactions in common and preferred stock and other securities as noted below by all Access Persons unless such securities were held prior to your employment with the Company. However, the sale of any such previously owned “non-permissible” securities may be effected, but only after receiving prior approval. Please see pre-approved requirements below.

Investment Category/Method	Sub-category	Permissible Investments (Y/N)	Require Pre-approval (Y/N)	Reportable(1) (Y/N)
STOCKS	Common	N	Y	Y
	Preferred	N	Y	Y
	Rights (see item F(v) of Personal Trade Policy)	Y	Y	Y
	Warrants	N	Y	Y
	Automatic Dividend Reinvestments	Y	N	Y
	Employee Stock Purchase/Option Plan	Y	N	Y

BONDS	U.S. Treasury Bills, Notes, Bonds	Y	N	N
	Banker’s Acceptances	Y	N	N
	Certificates of Deposit	Y	N	N
	Commercial Paper	Y	N	N
	High Quality Short-Term Debt	Y	N	N
	Municipals	Y	N	Y
	Agency (Non-U.S.)	Y	N	Y
	Mortgage Backed Assets	Y	N	Y
	Asset Backed Securities	Y	N	Y
	Collateralized Mortgage Obligations	Y	N	Y
	Corporates	Y	N	Y
	Convertibles	N	Y	Y

OPEN-END MUTUAL FUNDS	Affiliated Funds (2)	Y	N	Y
	Non-Affiliated Funds	Y	N	N
	Money Market Funds	Y	N	N

CLOSED-END FUNDS		Y	N	Y

EXCHANGE TRADED FUNDS		Y	N	Y

LIMITED PARTNERSHIPS/PRIVATE PLACEMENTS (includes Hedge Funds)		Y	Y	Y

PRIVATE INVESTMENTS		Y	Y	Y

COMMODITIES/CURRENCIES		Y	N	Y

If a particular security type you wish to trade in is not listed above, please contact the Chief Compliance Officer for clarification and authorization prior to trading in that security.

(1)  A “Reportable Security” is any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment or futures contract, limited partnerships meeting the definition of a “security” (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes); voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); closed-end investment companies; Exchange Traded Funds; private investment funds, hedge funds and investment clubs; foreign unit trusts and foreign mutual funds or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(2)  See “List of Affiliated Funds” (Exhibit G).

Exhibit D
Personal Trading Pre-Clearance Request Form

Pre-Clearance is only valid for the trading day on which the approval is received

To be completed by the Requester

Request to Purchase or Sell Securities for the Personal Account of:
Account Name:			Account Number:
Date:
Request to:	Buy		Sell
Security Name:				Symbol:
Current Price:		Executing Broker:

•	Are you in possession of material, non-public information regarding this security? Yes ☐ No ☐

•	Please indicate whether the security is a private placement, secondary offering, or initial public offering.

•

Have you had any communication with the requested securities corporate management and/or met with the company in the past 14 days? Yes ☐ No ☐ If yes, please provide details of your conversation including participants and any other relevant information. (Please attach separate sheet if you need more space.)

•	Please indicate any transactions you have made in this security within the past 60 days (buy or sell):

Evaluation by the Personal Investment Committee

Portfolio Management

By signing below you are acknowledging that you do not intend to buy or sell the above security in any of your client portfolios today, at current prices, or in the near future:

KM	RM	KB	JS	EM

•                  Is the security currently on the Research Focus List or is it currently being evaluated? Yes ☐ No ☐

Trading

Are there any open buy or sell orders for the above security? Yes ☐ No ☐

Has the Trading Department received a cancellation of an order for this security in the last 10 days? Yes ☐ No ☐

GW/RC

Evaluation by the Compliance Department

•	How many shares are currently held in Systematic portfolios?

•	Please indicate the last transaction executed by Systematic in the past 6 months including date, purchase or sale, and the number of shares traded:

KK/ME: Approval	Denial	If denial, reason for denial:

Exhibit E
Initial Holdings Report

Name of Access Person:
(Please print)

Date subject to Code’s requirements (start date):

In accordance with federal securities laws and Systematic’s Code of Ethics, Access Persons must submit an Annual report of:

(1)         all Reportable Funds and Securities and

(2)         the name of any broker/dealer or bank which maintains any securities in which they or their Immediate Family has any direct or indirect beneficial ownership to the Company within 10 days of the date the Access Person becomes subject to the Code of Ethics which, in the case of Systematic, is the first date of an employee’s employment with the Company, and on an annual basis thereafter.

(Please refer to Systematic’s Code of Ethics’s Exhibit C, Compliance and Reporting of Personal Transactions Matrix, for a list of Reportable Securities and Funds.)

List of Reportable Securities & Funds

Please list below each Reportable Security and Fund held or provide copies of most recent statements, not older than 45 days from the date set forth above. If any Unlisted Security or Reportable Securities or Funds owned by you are not held in accounts disclosed below (e.g., limited partnerships, hedge funds, private investments, etc.), please list them here.

Name of Issuer/ Type of Security CUSIP/Identifier	No. of Shares	Principal Amount	Maturity Date/ Interest Rate (if applicable)

If you have no Reportable Securities to report, please check here:                                ☐

List of Brokerage, Custodial & Affiliated Mutual Fund Accounts

Name of Broker or Bank of Affiliate Fund	Name(s) on Account	Type of Account

If you have no brokerage, custodial or Affiliated Mutual Fund accounts to report, please check here:                                                                ☐

I certify I have included in this report all Reportable Securities and Funds as well as all brokerage and/or custodial accounts required to be reported pursuant to federal securities laws and Systematic’s Code of Ethics.

Signature:	Date:

Exhibit F
Initial Compliance Certifications and Acknowledgements

I,                                                                                                , do hereby acknowledge that:

(i)             I have received and read, and understand and agree to familiarize myself with and abide by, all of the policies and procedures set forth in Systematic Financial Management, L.P.’s (“Systematic”) Compliance Manual. I further confirm I will comply with the provisions of the Compliance Manual applicable to me and will report any exceptions or issues that become known to me to Systematic’s Chief Compliance Officer (“CCO”).

(ii)          Furthermore, I have received and read, and understand and agree to familiarize myself with and abide by, Systematic’s Code of Ethics, including Systematic’s and Affiliated Managers Group’s (“AMG”) Insider Trading Policy and Procedures. As such:

a.              I will inform Systematic of all brokerage accounts I, or my Immediate Family (as defined by the Code of Ethics), maintain for myself, my family, or any other accounts for which I/we maintain partial or complete discretion and authority, and will provide all necessary information about said accounts, including all security positions held in these accounts as well as other security holdings subject to reporting under this Code, within 10 days of my employment with Systematic.

b.              I further state I understand and agree to comply with all Company procedures for security transactions executed by me or my Immediate Family including, among others:

i.                  Submitting a Personal Trading Request Pre-Clearance Form before the execution of any transaction requiring such pre-approval;

ii.               Ensuring Systematic’s Compliance Department receives duplicate copies of all brokerage, custodial and Affiliated Mutual Fund statements and duplicate confirmations of my transactions to assure confirmation of any pre-approved transactions and minimum holding periods required by Systematic’s Code of Ethics; and

iii.            Making Systematic’s Compliance Department fully aware of all personal securities transactions executed by me or my Immediate Family that result in violations of Systematic’s Personal Trading policies and procedures.

(iii)       I also acknowledge I have received and read, and understand and agree to familiarize myself with and abide by, Systematic’s Employee Handbook.  I further acknowledge and understand my employment with Systematic is “at-will” and I may be terminated or resign at any time for any reason, and nothing contained in the Employee Handbook or any oral representation to the contrary alters my “at-will” status.

(iv)      And lastly, I understand my failure to comply in all respects with Systematic’s policies and procedures, including, but not limited to, Systematic’s Code of Ethics and AMG’s Insider Trading Policy and Procedures, is a basis for termination of my employment from Systematic.

Signature:	Date:

Exhibit G

List of Affiliated Funds

Updated October 31, 2011(1)

Systematic employees may invest in open-end mutual funds.  However, the Affiliated Funds identified below are Reportable Funds.  Reportable Fund means: (i) any Fund for which Systematic serves as the investment adviser or sub-adviser, or; (ii) any Fund with an investment adviser or principal underwriter controlled by, controlling or under common control with Systematic.

Mutual Funds (sponsored)

Name of Affiliate	Name of Affiliated Fund	Ticker
AQR	AQR Diversified Arbitrage Fund	ADANX, ADAIX
	AQR International Momentum Fund	AIMOX
	AQR Momentum Fund	AMOMX
	AQR Small Cap Momentum Fund	ASMOX
	AQR International Equity Fund	AQINX, AQIIX
	AQR Global Equity Fund	AQGIX,AQGNX
	AQR Managed Futures Strategy Fund	AQMIX,AQMNX
	AQR Risk Parity Fund	AQRIX, AQRNX
	AQR Multi-Strategy Alternative Fund	ASANX, ASAIX

Aston Funds	Aston/Montag & Cadwell Growth Fund	MCGFX, MCGIX, MCRGX
	Aston/Veredus Select Growth Fund	AVSGX,AVISX
	Aston/TAMRO Diversified Equity Fund	ATLVX
	Aston/ MD Sass Enhanced Equity Fund	AMBEX,AMDSX
	Aston/Herndon Large Cap Value Fund	AALIX
	Aston // Cornerstone Large Cap Value Fund	RVALX,AAVIX
	Aston/ Money Market Fund	BDMXX
	Aston/River Road Dividend All Cap Value Fund	ARDEX, ARIDX
	Aston Montag &Cadwell Mid Cap Growth Fund	AMCMX
	Aston/Fairpointe Mid Cap Fund	CHTTX, ABMIX
	Aston/Cardinal Mid Cap Value Fund	ACDMX
	Aston/Veredus Aggressive Growth Fund	VERDX,AVEIX
	Aston / Crosswind Small Cap Growth Fund	ACWDX
	Aston/TAMRO Small Cap Fund	ATASX,ATSIX
	Aston/ River Road Select Value Fund	ARSMX,ARIMX
	Aston/River Road Small Cap Value Fund	ARSVX,ARSIX
	Aston/ River Road Independent Value Fund	ARIVX, ARVIX
	Aston/Neptune International Fund	ANNIX,ANIILX
	Aston/Barings International Fund	ABARX,ABIIX
	Aston/ Dynamic Allocation Portfolios	ASENX
	Aston/River Road Long-Short Fund	ARLSX
	Aston/ Lake Partners LASSO Alternative Funds	ALSNX,ALSOX
	Aston/Harrison Street Real Estate Fund	ARFCX,AARIX
	Aston/Montag & Caldwell Balanced Fund	MOBAX,MOBIX
	Aston TCH Fixed Income Fund	CHTBX,CTBIX
	Aston/ Doubleline Core Plus Fixed Income Fund	ADBLX, ADLIX

Friess	Brandywine Advisors Fund	BWAFX
	Brandywine Blue Fund	BLUEX
	Brandywine Fund	BRWIX

Harding Loevner	Harding Loevner Funds, Inc-International Small Companies Portfolio	HLMSX, HLMRX

(1)  Systematic’s List of Affiliated Funds is subject to change.  Please consult this List quarterly for any revisions

	Harding Loevner Funds, Inc-Frontier Emerging Markets Portfolio	HLFMX, HLMOX
	Harding Loevner Funds Inc, Institutional Emerging Markets Portfolio	HLMEX
	Harding Loevner Funds, Inc-Emerging Markets Portfolio	HLEMX,HLMEX
	Harding Loevner Funds, Inc- Global Equity Portfolio	HLMGX, HLMVX
	Harding Loevner Funds, Inc- International Equity Portfolio	HLMNX, HLMIX

Managers	Managers Bond	MGFIX
	Managers California Intermediate Tax-Free Fund	MCATX
	Managers Emerging Markets Equity	MEMEX
	Managers Fixed Income	MFDAX, MFDBX, MFDCX, MFDYX
	Managers Pimco Bond Fund(formerly Fremont Bond Fund)	MBDFX
	Managers Institutional Micro-Cap Fund (formerly Managers Fremont Institutional Micro-Cap Fund)	MIMFX
	Managers Micro-Cap Fund (formerly Managers Fremont Micro-Cap Fund)	MMCFX
	Managers Real Estate Securities Fund	MRESX
	Managers Global Bond	MMAFX
	Managers High Yield	MHHAX, MHHBX, MHHCX, MHHYX
	Managers Intermediate Duration Government	MGIDX
	Managers International Equity	MGITX
	Managers Short Duration Government	MGSDX
	Managers Special Equity	MGSEX, MSEIX
	Managers AMG Chicago Equity Partners Balanced Fund	MBEAX, MBEBX, MBECX,MBEYX
	Managers AMG Chicago Equity Partners Mid-Cap Fund	MKPYX, MKPAX, MKPBX, MKPCX
	Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
	Managers AMG FQ Global Essentials Fund	MMAFX
	Managers AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX, MFQCX
	Managers AMG FQ U.S. Equity Fund (formerly Managers AMG U.S. Equity Fund)	MEQFX, FQUAX,FQUCX
	Managers AMG Frontier Small Cap Growth Fund (formerly Managers Small Cap Fund)	MSSCX, MSSVX, MSSYX
	Managers AMG GW&K Muni Bond	GWMIX, GWMSX,GWMTX
	Managers AMG GW&K Municipal Enhanced Yield	GWMEX
	Managers AMG GW&K Small Cap Equity Fund	GWETX,GWESX,GWEIX
	Managers AMG GW&K Renaissance Large Cap Growth	MRLIX, MRLSX,MRLTX
	Managers AMG Skyline Special Equities Portfolio	SKSEX
	Managers AMG Systematic Mid Cap Value Fund	SYAMX, MSYAX, MSYCX
	Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
	Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
	Managers AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX
	Managers AMG TSCM Growth Equity Fund	MTGVX,MTGSX, MTGIX
	Managers AMG FQ Global Alternatives Fund	MGAAX, MGACX
	Managers Cadence Capital Appreciation	MPAFX, MCFBX, MPCBX, MPRFX, MCFDX,MCFYX, MCFPX MPCIX
	Managers Cadence Mid Cap Fund	MCMAX, MCMBX, MCMCX, MCMRX, MCMDX, MCMYX, MCMPX, MCMFX
	Managers Cadence Emerging Companies	MECAX, MECIX
	Managers Cadence Focused Growth	MFAGX, MGCFX, MFDGX, MYFGX, MFPGX, MFIGX
	Managers AMG Trilogy Emerging Markets Equity Fund	TLESX,TLEIX
	Managers AMG Trilogy Global Equity Fund	TLGSX, TLGIX
	Managers AMG Trilogy International Small Cap Fund	TLSSX, TLSIX

Third Avenue	Third Avenue Focused Credit Fund	TFCVX,TCFIX
	Third Avenue International Value Fund	TAVIX,TVIVX
	Third Avenue Real Estate Value Fund	TAREX,TVRVX
	Third Avenue Small-Cap Value Fund	TASCX,TVSVX
	Third Avenue Value Fund	TAVFX,TVFVX
Third Avenue Variable Series Trust

Tweedy, Browne	Tweedy, Browne Global Value Fund	TBGVX

Tweedy, Browne Global Value Fund 11 – Currency Unhedged	TBCUX
Tweedy, Browne Value Fund	TWEBX
Tweedy, Browne Worldwide High Dividend Yield Value Fund	TBHDX

Mutual Funds (subadvised)

Name of Affiliate	Name of Affiliated Fund	Ticker
AQR	GuideStone International Equity	GIEZX
Guidestone Defensive Market Strategies Fund
	Russell International Developed Markets Fund	RCISX, REISX, RISSX
	SEI Institutional Managed Trust Small Cap Fund	SESVX
	SEI Institutional Managed Trust Small Cap Growth Fund	SSCGX
SEI Institutional Investments Trust Large Cap Fund
SEI Institutional Managed Trust Large Cap Fund
JNL Series Trust-JNL/AQR Managed Features Strategy Fund
	TransAmerica AQR Managed Futures Strategy	MRISX, MRIIX
Prudential Retirement Insurance and Annuity Company International Blend / Munder Fund
AST Academic Strategies Asset Allocation
Met Investors Series Trust-AQR Global Risk Balanced Portfolio

Chicago Equity	40/86 Series Trust — Balanced Portfolio
40/86 Series Trust — Equity Portfolio
	Managers AMG Chicago Equity Partners Balanced	MBEAX, MBEBX,MBECX,MBEYX
	Managers AMG Chicago Equity Partners Mid Cap	MKPYX, MKPAX, MKPBX, MKPCX
Northern Lights JNF Balanced (Fixed Income Portion)
Northern Lights JNF VST - Small Growth
Northern Lights JNF VST - Small Value

Essex	Callan Diversified Alpha Small Cap Fund
	Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
	MML Emerging Growth Fund	MMEGX, MEGLX, MEGNX, MEESX, MEGYX
	Principal Partners Small Cap Growth Fund	PPSMX, PPSBX, PTOCX
Principal Variable Contracts Fund, Small Cap Growth Fund

First Quadrant	AST Investment Services/ Prudential Global Macro
Frank Russell Trust Company, Russell International Fund with Active Currency
Fremont Structured Core Fund
	Managers AMG FQ Global Essentials Fund	MMAFX
	Managers AMG FQ Tax-Managed U.S. Equity Fund	MFTQX,MFQAX,MFQCX
	Managers AMG FQ U.S Equity Fund	MGAAX,MGACX
	Managers AMG FQ Global Alternatives Fund	MEQFX,FQUAX,FQUCX
	UBSPACE Alternative Strategies	PASPX
TransAmerica First Quadrant Global Macro Fund
AST ACADEMIC Strategies Asset Allocation —Currency Sleeve
	John Hancock Currency	JCUAX
SIIT Dynamic Asset Allocation Fund

Friess	Masters Select Equity	MSEFX
	Masters Select Smaller Companies Fund	MSSFX

Frontier	CGCM Large Cap Growth Investment Fund	TLGUX
	John Hancock Smaller Company Growth Fund	JHSRX,JSGVX
M Financial Group (Formerly M Funds, Inc.)
	Frontier Small Cap Growth Fund (formerly Managers Small Cap Fund)	MSSCX
The Hirtle Callahan Trust
	Vanguard Morgan Growth	VMRGX
	Vanguard Explorer Value Fund	VEVFX
	Mass Mutual Select Mid Cap Growth Equity II Fund	MGRFX,MEFYX,MMELX,MEFAX,MEFNX

Gannett Welsh & Kotler	Managers AMG GW&K Municipal Bond Fund	GWMIX, GWMSX, GWMTX
	Managers AMG GW&K Municipal Enhanced Yield	GWMEX
	Managers AMG GW&K Small Cap Equity	GWETX, GWESX, GWEIX

Genesis	GuideStone International Equity	GIEZX
	Russell Emerging Markets Fund	REMAX, REMCX, REMEX, REMSX

Harding Loevner	Russell Emerging Markets Fund	REMAX, REMCX, REMEX, REMSX

Renaissance	American Beacon Large Cap Growth Fund	ALCGX
American Fidelity Dual Strategy Fund
	Managers AMG Renaissance Large Cap Growth Fund	MRLIX, MRLSX, MRLTX
	USAA Growth Fund	USAAX

Third Avenue	Aegon Transamerica Series Third Ave Value Fund
GMS Alpha + III
GMS Alpha + V
Litman Gregory Masters Select International Fund
Metlife Third Avenue Small-Cap Value Fund
Seasons Series Trust Focus Value
TA Idex Third Avenue Value
Touchstone Variable Series Trust

Trilogy	M & I Investment Management Corp. Emerging Markets	MIEMX,MEMYX
	M & I Investment Management Corp. International Equity	MRISX, MRIIX
	Northern Trust Investment Emerging Markets	NMMEX
	Managers AMG Trilogy Emerging Markets Equity Fd	TLESX, TLEIX
	Managers AMG Trilogy Global Equity Fd	TLGSX, TLGIX
	Managers AMG Trilogy Int’l Small Cap Fd	TLSSX, TLSIX
Calvert World Values Fund Inc Composite

Systematic	Managers AMG Systematic Mid Cap Value Fund	SYAMX, SYCMX, SYIMX
	Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
	MassMutual Select Mid Cap Value Fund	MLUSX
	MGI US Small/Mid Cap Value Equity Fund / Mercer Global Investments	MSMVX
	Northern Multi-Manager Mid Cap Fund	NMMCX
	PACE Small/Medium Co Value Equity Investments — SMID Cap Value Portfolio	PVEYX
	Strategic Advisers Small-Mid Cap Fund (Fidelity)	MLUSX
	Strategic Advisers Small-Mid Cap Multi-Manager Fund	FNAPX
	Russell US Value Fund	RSVSX
	Vantagepoint Select Value Fund — Mid Cap Value Portfolio	VPSVX
	Wells Fargo Advantage Equity Value Fund	WLVIX
	Wilshire Mutual Funds — Large Company Value Portfolio	WLCVX
Wilshire Variable Trust Equity Fund
	Transamerica Small/Mid Cap Value	INVAX, IIVLX,TSVIX
Transamerica Small/Mid Cap Value VA
Third Avenue	Aegon Transamerica Series Third Avenue Value Fund
GMS Alpha + III
GMS Alpha + V
Litman Gregory Masters Select International Fund
Metlife Third Avenue Small-Cap Value Fund
Seasons Series Trust Focus Value
TA Idex Third Avenue Vaule
Touchstone Variable Series Trust

TimesSquare	GuideStone Small Cap Equity	GSCZX
	Managers AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX
	The Vantagepoint Funds (formerly Vantagepoint Aggressive Opportunities Fund)	VPAOX
	Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
	New Covenant Growth Fund	NCGFX
	JP Morgan Access Balanced Fund	JXBSX
	JP Morgan Access Growth Fund	JXGSX
	Managers’ AMG TSCM Growth Equity Fd	MTGVX,MTGSX, MTGIX

Trilogy	M&I Investment Management Corp. Emerging Markets	MIEMX, MEMYX
	M&I Investment Management Corp. International Equity	MRISX, MRIIX
	Northern Trust Investments Emerging Markets	NMMEX
	Managers AMG Trilogy Emerging Markets Equity Fund	TLESX, TLEIX
	Managers AMG Trilogy Global Equity Fund	TLGSX, TLGIX
	Managers AMG Trilogy International Small Cap Fund	TLSSX, TLSIX
Calvert World Values Fund Inc. Composite

Exhibit H
Quarterly Compliance Acknowledgement

QUARTERLY COMPLIANCE ACKNOWLEDGEMENT

I do hereby certify that for the quarter ending December 31, 2011, the following information is accurate and true to the best of my knowledge.

When completing this form:

• Please note that all fields marked with an “*” are required fields;

• You will see that this Acknowledgement references a number of terms and documents that are underlined. These terms and documents have special meanings which may be accessed by clicking on the highlighted link.

I. GENERAL STATEMENT OF COMPLIANCE WITH SYSTEMATIC POLICIES

I have read, received, understood and complied with all of the policies and procedures set forth in Systematic Financial Management, L.P.’s (“Systematic”) Employee Handbook, Compliance Manual and Code of Ethics and any amendments thereto.

II. CODE OF ETHICS & RELATED POLICIES

I have complied with Systematic’s Code of Ethics in that:

A. INSIDER TRADING POLICIES & PROCEDURES

1. I have complied with Systematic’s Code of Ethics which includes Systematic’s and Affiliated Managers Group’s (“AMG”) Insider Trading Policy and Procedures [Exhibit A].

2. Furthermore, I have neither traded for any client account, personal account, family member’s account or any other non-client account, directly or indirectly, on material, non-public information, nor have I disseminated any material non-public information within Systematic, or to others outside the Firm in violation of federal securities laws.

B. PERSONAL SECURITIES TRADING POLICIES & PROCEDURES

1. I have informed Systematic of all brokerage accounts, I, or my Immediate Family maintain for myself, my family, or any other accounts for which I/we maintain partial or compete discretion and authority, and have provided all necessary information about said accounts to Systematic.

2. I further state where security transactions have been executed by me or by my Immediate Family, I have complied with all Firm procedures.

3. I further certify that:

a. A Personal Trading Pre-Clearance Request Form has been submitted & approved before the execution of any transaction requiring pre-approval (Please refer to the Personal Trading Permissible Investments, Pre-approval and Reporting Requirements for a list of Reportable Securities and Funds.);

b. Systematic’s Compliance Department has received duplicate copies of all brokerage, custodial and Affiliated Mutual Fund statements and duplicate confirmations of securities transactions to assure confirmation of any pre-approved transactions and minimum holding periods for the aforementioned quarter; and

c. Systematic’s Compliance Department is fully aware of all of the personal securities transactions executed by me or my Immediate Family that violated Systematic’s Personal Securities Trading policies and procedures.

C. REPORTABLE TRANSACTIONS

1. Personal Securities Transaction Report - Reportable (“Affiliated”) Mutual Funds (Excluding 401 (k) Plan Transactions)

Reportable (“Affiliated”) Mutual Funds include mutual funds for which Systematic serves as a sub-adviser AND any fund that is an Affiliated Mutual Fund of AMG.  (Please refer to Systematic’s List of Affiliated Mutual Funds, which includes Systematic’s Sub-Advised Mutual Funds and AMG’s Affiliated Mutual Funds.)

a. Did you effect any Affiliated Mutual Fund transactions during the quarter? If Yes, please respond to the next question.

i. Did you effect any Affiliated Mutual Fund transactions during the quarter that may not be reflected or contained in the brokerage, custodial and /or Affiliated Mutual Fund statements received by Systematic’s Compliance Department? If Yes, please provide the transaction details requested below for such Affiliated Fund transaction(s) executed during the quarter.

Name of Affiliated Mutual Fund	Transaction Date	Number of Shares	Principal Amount	Price	Fund/Family Sponsor

b.  Did you establish any Affiliated Mutual Fund account(s) during the quarter? If Yes, please provide the Affiliated Mutual Fund Account information requested below for each new Affiliated Mutual Fund account established during the quarter.

Name of Affiliated Mutual Fund	Date Established	Name/s on Account	Type of Account

2. Personal Securities Trading - Reportable Securities

a. Did you have any Reportable Securities transactions during the quarter? If Yes, please respond to the next question.

i.   Did you have any Reportable Securities transactions during the quarter that:

(a) may not be reflected or contained in any brokerage or custodial statements received by Systematic’s Compliance Department, or;	(a)

(b) for which duplicate confirmation statements were not sent to Systematic’s Compliance Department?

If yes to either (a) or (b), please provide Reportable Securities transaction details requested below for such Reportable Securities transaction(s) executed during the quarter.	(b)

Name of Issuer/Type of Security	Transaction Date	Number of Shares	Principal Amount	Price	Brokerage (Bank) Account

b. Did you establish any new Brokerage (Bank) Account/s during the quarter? If Yes, please provide the Brokerage (Bank) Account/s information requested below for each new Account established during the quarter.

Name of Broker-Dealer (Bank)	Date Account Established	Name/s on Account	Type of Account

III. POLITICAL CONTRIBUTIONS & RESTRICTED PAYMENTS POLICY & PROCEDURES

I have complied with Systematic’s Political Contribution and Other Restricted Payment Policy (the “Policy”) in that:

A. Did you make any political contributions during this quarter? If Yes, please respond to the next question.

1. If you made a political contribution during the quarter was a Political Contribution Pre-Clearance Form submitted and approved before any and all political contributions that were made during the quarter?  If the answer is no, please report the details requested below for such contributions.

Recipient Name:	Candidate’s prospective Office:	Candidate’s current Office:	Can employee vote in election?

B. I acknowledge that I have neither solicited nor directed others, including but not limited to my spouse or family members, to make political contributions or other restricted payments on my behalf in violation of the Policy.

IV. GENERAL ACKNOWLEDGEMENTS

A. I also acknowledge and understand that Systematic is an “at-will” employer, Systematic may terminate me as an employee at any time for any reason and I may resign as an employee at any time and for any reason.

B. I understand that my failure to comply in all respects with Systematic’s policies and procedures, including but not limited to; Systematic’s Employee Handbook, Code of Ethics, Compliance Manual, and AMG’s Insider Trading Policy and Procedures, is a basis for termination of my employment from Systematic.

***Click the CFA Certification section only if you are a member of, or candidate for, the CFA Institute’s Charter Financial Analyst Program***

CFA Certification:

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By clicking the box above, I do hereby certify that for the quarter ending December 31, 2011, I have read and complied with all of the policies, procedures, duties and obligations set forth in the CFA Institute’s Code of Ethics and Standards of Professional Conduct of the CFA Institute.

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